UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019

COLONY BANKCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-12436	58-1492391
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

115 South Grant Street, Fitzgerald, Georgia 31750

(Address of Principal Executive Offices)

(229) 426-6000

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, If Changed Since Last Report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	CBAN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 20, 2019, Colony Bankcorp, Inc. (the “Holding Company”), the bank holding company for Colony Bank (the "Bank" and, together with the Holding Company, the “Company”), filed a Current Report on Form 8-K reporting the appointment of Tracie Youngblood as the new Chief Financial Officer of the Holding Company and the Bank. This Form 8-K/A is being filed to disclose the material terms of Ms. Youngblood’s employment agreement, which were not yet finalized as of the date of the filing of the Current Report on Form 8-K on May 20, 2019, as well as to disclose the effective date of her appointment as Chief Financial Officer.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2019, the Bank and Ms. Youngblood entered into an employment agreement (the “Employment Agreement”), pursuant to which Ms. Youngblood will provide services to the Company as its Executive Vice President and Chief Financial Officer effective as of June 24, 2019. Ms. Youngblood will report to the Chief Executive Officer of the Company. The Employment Agreement has a two-year term and provides for an initial base salary of $210,000 per year. Ms. Youngblood will have an opportunity to receive an annual bonus (up to a maximum of 25% of her base salary) based upon the achievement of performance goals established from year to year by the Compensation Committee. Ms. Youngblood will also have an opportunity to participate in the Bank’s benefits plans available to other similarly-situated Company employees, subject to the terms and conditions of such plans, and she will be eligible for vacation, PTO and holidays consistent with the Bank’s policies.

Pursuant to the Employment Agreement, if a change in control of the Company occurs during the term of the Employment Agreement and, within twelve months following such change in control, the Company terminates Ms. Youngblood’s employment other than for “cause” or “disability” or Ms. Youngblood resigns for “good reason” (as such terms are defined in the Employment Agreement), then the Bank will pay to Ms. Youngblood an amount equal to one times Ms. Youngblood’s then-current base salary, payable in a single lump sum within 30 days following her termination, subject to Ms. Youngblood’s compliance with certain restrictive covenants and execution and non-revocation of a general release of claims against the Company. The Employment Agreement contains certain non-competition and employee and customer non-solicitation covenants that apply during her employment with the Bank and for 12 months following her termination of employment.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of June 24, 2019, between Colony Bankcorp, Inc. and Tracie Youngblood.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2019

COLONY BANKCORP, INC.

By:	/s/ Terry L. Hester
Terry L. Hester
Executive Vice President/Treasurer